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June 6, 1996                      For more information  contact:
                                  Paul Wagler, Senior Vice President, Finance
                                  Dwight Hawes, Vice President, Finance
                                  The Loewen Group Inc.
                                  Tel: (800) 347-7010


Stock Symbols:

TSE:             LWN
ME:              LWN
Nasdaq:          LWNG

                             FOR IMMEDIATE RELEASE

LOEWEN GROUP ANNOUNCES
NEW TRADING SYMBOL ON NASDAQ

BURNABY, B.C. - The Loewen Group Inc. today announced that effective immediately the Company's new common share trading symbol on Nasdaq will be LWNG. This symbol replaces the existing symbol of LWNGF. The deletion of the "F" (which denotes that the issuer is a foreign corporation) reflects Nasdaq's recognition that although the Company is based in Canada, a substantial proportion of its operations are in the United States. The Company's common shares are also traded on the Toronto Stock Exchange and the Montreal Exchange in Canada.

With corporate offices in Burnaby, British Columbia, Cincinnati and Philadelphia, The Loewen Group is the second largest funeral home and cemetery operator in North America. The company employs approximately 12,000 people and owns and operates 887 funeral homes and 230 cemeteries across the United States and Canada. Over 90 percent of the Company's revenue is derived from the United States.

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